SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 28, 2003

Date of Report (Date of earliest event reported)

N2H2, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	0-26825	91-1686754

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Fourth Avenue, Suite 3600
Seattle, Washington 98164

(Address of principal executive offices) (Zip Code)

(206) 336-1501

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Exhibit 2.1
Exhibit 2.2
Exhibit 2.3
Exhibit 4.1
EXHIBIT 99.1

Item 5. Other Events

     On July 28, 2003, N2H2, Inc., a Washington corporation, entered into an Agreement and Plan of Merger with Secure Computing Corporation, a Delaware corporation, and Nitro Acquisition Corp., a Washington corporation and wholly owned subsidiary of Secure Computing. The merger agreement provides that Nitro will merge with and into N2H2 and that N2H2 will survive the merger as a wholly owned subsidiary of Secure Computing. At the effective time of the merger, each outstanding share of N2H2 common stock, other than those for which dissenters’ appraisal rights have been properly asserted and perfected in accordance with Washington law, will be converted into the right to receive 0.0841 share of common stock, par value $0.01 per share, of Secure Computing. In addition, outstanding employee options to purchase N2H2 common stock will be assumed by Secure Computing, and the exercise price and number of shares subject to such options will be appropriately adjusted to reflect the common stock exchange ratio. The closing of the transaction is conditioned upon, among other things, adoption of the merger agreement by the holders of two-thirds of the outstanding shares of N2H2 common stock.

     The merger agreement contains customary prohibitions against solicitation and negotiation of competing offers to acquire or merge with N2H2, with customary protections for the exercise by N2H2’s board of directors of its fiduciary duties to shareholders under applicable law. N2H2 will be required to pay Secure Computing a termination fee of $800,000 plus expenses if the merger agreement is terminated under certain circumstances that are described in the merger agreement.

     In connection with the execution of the merger agreement, and as an inducement and condition to Secure Computing’s entering into the merger agreement, shareholders of N2H2 who own in the aggregate approximately 32% of N2H2’s outstanding voting capital stock entered into (i) outstanding voting agreements, in which those shareholders agreed to vote their shares in favor of the merger and to refrain from selling or transferring, or soliciting the sale or transfer of, their shares before the shareholder meeting and (ii) affiliate agreements, in which those shareholders agreed to certain restrictions on the sale and transfer of the Secure Computing common stock acquired in the merger. The shareholders who have signed voting agreements and affiliate agreements are Hollis R. Hill, Michael T. Lennon, Peter H. Nickerson, J. Paul Quinn, Richard T. Rowe, Mark A. Segale, Dawn Trudeau and Howard Philip Welt.

     Also in connection with the merger agreement, N2H2 executed an Amendment No. 1 to Rights Agreement between N2H2 and Mellon Investor Services LLC. This amendment made the provisions of the N2H2 shareholder rights plan inapplicable to the proposed transaction with Secure Computing.

     Copies of (i) the merger agreement, (ii) the form of voting agreement, (iii) the form of affiliate agreement, (iv) Amendment No. 1 to Rights Agreement and (v) the joint press release of N2H2 and Secure Computing announcing the signing of the merger agreement are attached to this current report as Exhibits 2.1, 2.2, 2.3, 4.1 and 99.1, respectively, and are incorporated herein by reference. The description of those agreements contained herein is not complete and you should refer to the exhibits for a copy of the actual agreements.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

2.1	Agreement and Plan of Merger, dated as of July 28, 2003, by and among Secure Computing Corporation, Nitro Acquisition Corp. and N2H2, Inc.

2.2	Form of Voting Agreement between Secure Computing Corporation and certain shareholders of N2H2, Inc.

2.3	Form of Affiliate Agreement between Secure Computing Corporation and certain shareholders of N2H2, Inc.

4.1	Amendment No 1. to Rights Agreement, dated as of July 28, 2003, between N2H2, Inc. and Mellon Investor Services LLC

99.1	Joint Press Release issued by N2H2, Inc. and Secure Computing Corporation, dated July 29, 2003

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATA CRITICAL CORPORATION

Dated: July 29, 2003	By	/s/ Howard Philip Welt

Howard Philip Welt
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 28, 2003, by and among Secure Computing Corporation, Nitro Acquisition Corp. and N2H2, Inc.

2.2	Form of Voting Agreement between Secure Computing Corporation and certain shareholders of N2H2, Inc.

2.3	Form of Affiliate Agreement between Secure Computing Corporation and certain shareholders of N2H2, Inc.

4.1	Amendment No 1. to Rights Agreement, dated as of July 28, 2003, between N2H2, Inc. and Mellon Investor Services LLC

99.1	Joint Press Release issued by N2H2, Inc. and Secure Computing Corporation, dated July 29, 2003